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                                                                    EXHIBIT 10.2


                           WARRANT EXCHANGE AGREEMENT


         This WARRANT EXCHANGE AGREEMENT (this "Agreement") is made this 3rd day of August, 1999, by and between State Street Bank and Trust Company, as Trustee for The Textron Master Trust (hereinafter referred to as "Trustee"), and Decora Industries, Inc., a Delaware corporation (hereinafter referred to as "DII") and Decora Incorporated, a Delaware corporation (hereinafter referred to as "DI" and, together with DII, "Decora").

         WHEREAS, Trustee is the record owner of warrants to purchase shares of Decora's common stock, par value $.01 per share, and warrants to purchase shares of Decora's Series A Convertible Preferred Stock, par value $.01 per share;

         WHEREAS, Decora desires to exchange with Trustee, and Trustee desires to exchange with Decora, all of such warrants for aggregate consideration consisting of (i) Seven Hundred Fifty Thousand Dollars ($750,000) payable by DII, and (ii) the issuance by DII to Trustee of Four Hundred Thousand (400,000) shares of its common stock, par value $.01 per share; and

         WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions upon which Trustee may exchange such warrants for such consideration from Decora;

         NOW, THEREFORE, in consideration of the representations, warranties and covenants and the mutual agreements herein contained, it is understood and agreed as follows:

         1. Exchange of Warrants. In exchange for the consideration to be tendered by Decora pursuant to the terms hereof, and on the other terms and conditions set forth herein, Trustee hereby sells, transfers, assigns, and delivers to Decora all of its right, title and interest in and to (i) the warrants, evidenced by Common Stock Purchase Warrant Certificate(s) dated September 30, 1997, to purchase up to an aggregate of 2,136,534 shares of Decora's common stock, par value $.01 per share; (ii) the warrants, evidenced by Series A Convertible Preferred Stock Purchase Warrant Certificate(s) dated September 30, 1997, to purchase up to an aggregate of 69,557 shares of Decora's Series A Convertible Preferred Stock, par value $.01 per share; and (iii) the warrants, evidenced by Contingent Common Stock Purchase Warrant Certificate(s) dated September 30, 1997, to purchase a number of shares of Decora's common stock, par value $.01 per share, as shall equal 21.2% of the sum of (A) the shares of such common stock, if any, issued after the closing date with respect to such Certificate(s) pursuant to the terms of the Cigna Exchange Agreement (as defined in said Certificate(s)), and (B) the Conny Minority Acquisition Shares (as defined in said Certificate(s)), owned of record by Trustee (hereinafter referred to as the "Warrants").


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         2.       Consideration for Warrants. As full payment in exchange for the sale and transfer of the Warrants to Decora by Trustee, Decora shall deliver to Trustee concurrently with the execution hereof and on the date hereof (the "Closing Date"): (i) the sum of $750,000, and (ii) in reliance upon the representations and warranties of Trustee to Decora set forth in Section 4 hereof, 400,000 newly issued shares of DII's common stock, par value $.01 per share (the "Securities").

         3.       Transfer of Warrants; Issuance of Shares.

                  (a) In order to effectuate the transfer of the Warrants to Decora and the issuance of the Securities to Trustee on the Closing Date, Trustee shall deliver to Decora all warrant agreements, warrants and other instruments comprising the Warrants duly endorsed for transfer or accompanied by duly executed instruments of assignment and any other documents reasonably requested by Decora to effectuate the purposes of this Agreement, and Decora shall deliver by wire transfer to the Trustee, in accordance with Trustee's wiring instructions, the amount set forth in Section 2 above and duly executed share certificates representing all of the Securities registered in the name of Trustee.

                  (b) Promptly upon receipt of the Warrants, Decora shall cancel, or cause to be canceled, all of the Warrants.

         4. Amendment of 1997 Agreement. Upon the Closing Date, that certain Note and Warrant Purchase Agreement dated as of September 26, 1997 (the "1997 Agreement") to which the parties hereto were parties, shall be deemed amended in the following respects:

                  (a) The term "Registrable Securities", as defined in Section 17.1(c) of the 1997 Agreement, shall be deemed to include the Securities (but only to the extent that any such Securities cannot then otherwise be sold, transferred or distributed without registration in compliance with Rule 144 (or any similar provision then in force, but not including Rule 144A) under the Securities Act of 1933, as amended).

                  (b) Section 7.23 of the 1997 Agreement ("Board Seat") shall be deleted, and shall be of no further force and effect.

         5        Representations, Warranties and Covenants of Trustee.  Trustee
hereby represents, warrants and covenants, as applicable, to Decora as follows:

                  (a) Authority; No Liens. Trustee is a defined Rhode Island benefit plan, duly organized, validly existing and in good standing, under the laws of the jurisdiction in which it is incorporated. Trustee has all requisite power and authority to convey, assign, and transfer the Warrants pursuant to this Agreement. The Warrants are free and clear of restrictions on, or


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conditions to, such transfer or assignment, and free and clear of any security interests, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions, or restrictions of any kind. This Agreement constitutes the valid and binding obligation of Trustee enforceable against Trustee in accordance with its terms.

                  (b) Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated herein will not result in or constitute (i) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any agreement or arrangement to which Trustee is a party or by which it is bound, or (ii) a conflict with or a violation of any provision of the certificate of incorporation or bylaws of Trustee, or (iii) a violation of any law, rule, regulation, rider or decree (including U.S. federal and state securities laws and regulations of any securities self-regulatory organizations to which Trustee is subject) applicable to Trustee or by which any asset of Trustee is bound or affected.

                  (c) Litigation. There is no suit, action, or arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best of Trustee's knowledge, threatened, that would affect the transfer of the Warrants as provided for herein either directly or indirectly.

                  (d) Warrant Ownership. Trustee represents and warrants that the Warrants transferred by it to Decora pursuant to the terms hereof constitute all of the warrants, capital stock or other securities of Decora owned by Trustee (except for the Securities to be issued and sold to Trustee pursuant hereto).

                  (e) Access to Independent Counsel. Trustee represents and warrants that it has had ample opportunity to consult and has consulted independent legal counsel with respect to its entering into this Agreement and the terms hereof and has not relied upon Decora, or any counsel to Decora, for legal or other advice.

                  (f) Trustee Evaluation. By reason of Trustee's knowledge and experience in financial and business matters in general, and investments in particular, Trustee is able to evaluate the merits and risks of the Securities.

                  (g) No Disposition. The Trust has income and net worth in an amount such that the Trust is not now, and does not contemplate in the future being, required to dispose of any portion of any investment in the Securities to satisfy any existing or contemplated undertaking.

                  (h) Bear Economic Risks. The Trust is able to bear the economic risks of an investment in the Securities, including, without limiting the generality of the foregoing, the risk of losing part or all of the Trust's investment in the Securities, and the probable inability to sell or transfer the Securities for an indefinite period of time.


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                  (i) Accredited Investor. The Trust is an "accredited investor"
as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The Trust is such an "accredited investor" because it is a trust, with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Securities, whose acquisition of the Securities is directed by a sophisticated person as described in Section 506(b)(2)(ii) of said Regulation D.

                         ------
                        (initial)

                  (j) Acquisition for Investment. The Trust intends to acquire the Securities solely for the Trust's own account, for investment, and not with a present view to, or to offer or sell for an issuer in connection with, a distribution of the Securities, or to participate or have a direct or indirect participation in any such undertaking, or to participate or have a participation in the direct or indirect underwriting of any such undertaking; provided, however, by making the representations and warranties herein, the Trustee does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an applicable exemption under the Act.

                  (k) Disclosure. Trustee further acknowledges that it has received and reviewed Decora's Form 10-K for the fiscal year ended March 31, 1999, and has received satisfactory and complete information concerning the business and financial condition of Decora in response to all inquiries made by Trustee in respect thereof.

                  (l) Direct Communication of Offer. The offer by DII to issue the Securities to Trustee was directly communicated to Trustee by DII in such a manner that Trustee was able to ask questions of and receive answers from DII or a person acting on its behalf concerning the terms of this transaction and that at no time was Trustee presented with or solicited by any leaflet, public or promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation.

                  (m) Reliance Upon Information. In determining whether to acquire the Securities, Trustee has relied solely upon the information concerning Decora obtained by Trustee (i) from independent investigations made by Trustee with respect to Decora and (ii) from the sources described in paragraph 4(l) above, and no oral or written representations concerning Decora or the value of the Securities have been made to Trustee other than in connection with the information obtained as described in this sentence, this Agreement and the agreements and documents referred to herein.


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                  (n) Restricted Securities. Decora has disclosed to Trustee and
Trustee acknowledges that:

                           (i)      the Securities have not been registered
under the Act or qualified under any state securities laws;

                           (ii)     the Securities are "restricted securities"
as defined in Rule 144 promulgated under the Act; and

                           (iii) each certificate representing the Securities
will bear a legend substantially similar to the following:

                           "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNDER SAID ACT, WITHOUT REGISTRATION, EXCEPT UPON RECEIPT BY THE COMPANY OF AN OPINION OF LEGAL COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, OR A COPY OF A LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SECURITIES MAY LEGALLY BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION."

                  (o) Loss of Investment. Trustee understands that Trustee may lose its entire investment in DII represented by the Securities.

                  (p) Reliance by Decora. Decora is authorized to rely on all of the representations and warranties made by Trustee in this Warrant Exchange Agreement.

                  (q) Correct and Complete Information. All information which Trustee has provided to Decora is correct and complete as of the date of Trustee's execution of this Warrant Exchange Agreement. If there should be any material change in such information prior to execution and delivery of this Warrant Exchange Agreement by Decora, Trustee will immediately provide such information to Decora.

                  (r) Binding Agreement. Trustee understands that this Warrant Exchange Agreement shall be binding upon Trustee's successors and assigns.


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                  (s) Authority of Trustee. Trustee has been and is duly
authorized and empowered to legally represent the Trust and to execute, deliver and perform this Warrant Exchange Agreement and all other instruments in connection with the purchase of the Securities on behalf of the Trust and the signature of Trustee is binding upon the Trust.

         6. Representations, Warranties and Covenants of Decora. Decora hereby, jointly and severally, represents, warrants and covenants, as applicable, to Trustee as follows:

                  (a) Authority to Perform. Each of DI and DII is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Decora has full power and authority to execute, deliver, and perform this Agreement, including, without limitation, to issue the Securities to the Trustee and exchange for the consideration described in Section 2 the Warrants in accordance with the terms hereof, and this Agreement has been duly authorized and executed by Decora. This Agreement constitutes the valid and binding obligation of Decora enforceable against Decora in accordance with its terms.

                  (b) Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated herein will not result in or constitute (i) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any agreement or arrangement to which Decora is a party or by which it is bound or (ii) a conflict with or a violation of any provision of the certificate of incorporation or bylaws of Decora, or (iii) a violation of any law, rule, regulation, rider or decree (including U.S. federal and state securities laws and regulations of any securities self-regulatory organizations to which Decora or their respective securities are subject) applicable to Decora or by which any asset of Decora is bound or affected.

                  (c) Litigation. There is no suit, action, or arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best of Decora's knowledge, threatened, that would affect the transfer of the Warrants as provided for herein either directly or indirectly.

                  (d) Non-Distributive Intent. Decora is acquiring the Warrants solely for cancellation.

                  (e) Issuance of Shares. The Securities are duly authorized, validly issued, fully paid and non-assessable, and free from all taxes (other than taxes payable by Decora), liens, claims and encumbrances (other than such as may arise from obligations or agreements of Trustee) and will not be subject to preemptive rights or other similar rights of stockholders of Decora and will not impose personal liability upon the holder thereof as such.


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                  (f) SEC Documents. DII has delivered to Trustee true and
complete copies of Decora's Form 10-K for the fiscal year ended March 31, 1999 (the "SEC Document"). As of its respective date, the SEC Document complied in all material respects with all applicable legal requirements at the time it was filed with the United States Securities and Exchange Commission ("SEC") and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (g) Absence of Certain Changes. Since the date of the SEC Document, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of Decora, taken as a whole, except as disclosed in the SEC Document.

                  (h) No General Solicitation. Neither Decora nor any distributor participating on Decora's behalf in the transactions contemplated hereby (if any) nor any person acting for Decora, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D ("Regulation D") promulgated pursuant to the Act, with respect to any of the Securities being issued hereby.

                  (i) No Integrated Offering. Neither Decora, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offerers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Act, or cause the issuance of the Securities to be integrated with any other offering of securities of Decora (past, current or future) for purposes of any stockholder approval provisions applicable to DII or its securities.

                  (j) Brokers. Decora has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Trustee relating to this Agreement or the transactions contemplated hereby.

                  (k) Form D; Blue Sky Laws. DII agrees, if required, to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Trustee promptly after such filing. Decora shall take such action as Decora shall reasonably determine is necessary to qualify the Securities for sale to the Trustee pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Trustee.

                  (l) Reporting Status. DII's Common Stock is registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). So long as the Trustee beneficially owns any of the Securities, DII shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act and DII shall not


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voluntarily terminate its status as an issuer required to file reports under the
Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

                  (m) Reliance by Trustee. Trustee is authorized to rely on all of the representations and warranties made by Decora in this Warrant Exchange Agreement.

                  (n) Correct and Complete Information. All information which Decora has provided to Trustee is correct and complete as of the date of Decora's execution of this Warrant Exchange Agreement. If there should be any material change in such information prior to execution and delivery of this Warrant Exchange Agreement by Trustee, Decora will immediately provide such information to Trustee.

                  (o) Binding Agreement. Decora understands that this Warrant Exchange Agreement shall be binding upon Decora's successors and assigns.

         7.       Indemnification.

                  (a) Trustee hereby agrees to indemnify and hold harmless Decora, and all of the directors, officers, agents and controlling persons of Decora, from any and all damages, losses, costs and expenses (including actual attorneys' fees) which they may incur: (i) by reason of Trustee's failure to fulfill any of the terms and conditions of this Warrant Exchange Agreement; and
(ii) by reason of Trustee's breach of any of Trustee's representations, warranties or agreements contained herein. Trustee further agrees and acknowledges that these indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Securities, or Trustee's default under this Warrant Exchange Agreement.

                  (b) Decora hereby agrees to indemnify and hold harmless Trustee, and all of the directors, officers, agents and controlling persons of Trustee, from any and all damages, losses, costs and expenses (including actual attorneys' fees) which they may incur: (i) by reason of Decora's failure to fulfill any of the terms and conditions of this Warrant Exchange Agreement; and
(ii) by reason of Decora's breach of any of Decora's representations, warranties or agreements contained herein.

         8. Cooperation. Each party hereby agrees to execute such other documents as may be necessary or desirable to consummate the transaction proposed herein, including, but not limited to, regulatory filings which may be required to be filed in such party's state of domicile. Each party hereto shall cooperate with the other party in executing all certificates and documents deemed necessary or desirable to consummate the transactions contemplated herein.


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         9.       Effect of Representations, Warranties and Covenants. Except as
specifically provided otherwise herein, the representations, warranties and covenants contained in this Agreement or in any instrument delivered hereunder or pursuant hereto shall survive the execution of this Agreement.

         10. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid to the last known address of the receiving party unless otherwise requested in writing by said party. Notice shall be deemed given on the date it was personally delivered or three days after it was so posted.

         11. Entire Agreement. The making, execution and delivery of this Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those herein expressed. This Agreement, including any exhibits hereto, embodies the entire understanding of the parties with regard to the sale of the Warrants by the Trustee to Decora and the other transactions referred to herein, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included herein and may not be contradicted by evidence of any prior or contemporaneous written or oral representations, agreements or understandings, whether express or implied. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

         12. Amendment. Except as otherwise required by law, this Agreement may be amended or modified, and any condition specified herein may be waived, by mutual consent of all of the parties pursuant to a written instrument executed on behalf of such parties.

         13. Attorneys' Fees. In the event of the bringing of any action, suit or arbitration by any party hereto against another party hereto, by reason of any breach of any representation, warranty, covenant or condition on the part of the other party arising out of this Agreement or any document related hereto, then and in that event, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses thereof, including reasonable attorneys' fees.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflict of law principles.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the day and year first above written.

        "DECORA"                                  "TRUSTEE"

DECORA INDUSTRIES, INC.,                     STATE STREET BANK AND TRUST
a Delaware corporation                       COMPANY, as Trustee for The Textron
                                                              Master Trust


By: _______________________                  By: __________________________
Its: _______________________                 Its: __________________________

DECORA INCORPORATED,
a Delaware corporation


By: _______________________                  By: _________________________
Its: _______________________                 Its: _________________________


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